Exhibit 10.1

MASTER LOAN AGREEMENT

This Master Loan Agreement (the “Agreement”) is entered into as of June 22, 2026 (the “Effective Date”), by and between NextBoat, Inc., a Nevada C corporation and Off The Hook Yacht Sales NC, LLC, a North Carolina limited liability company (each, jointly and severally, a “Borrower” and collectively the “Borrower”), and RLLT Capital, LLC, a North Carolina limited liability company, with an address at 516 Orange Street, Raleigh, NC 27609 (“Lender”). Borrower and Lender are each a “Party” and collectively the “Parties.”

RECITALS

A. Borrower is engaged in the business of purchasing pre-owned boats, holding them in inventory under a floorplan financing facility, and reselling them at a profit.

B. From time to time, Borrower may seek funding from Lender to provide the equity portion (approximately 20% to 25%) of the purchase price required by Borrower’s floorplan lender for the acquisition of specific boats. The actual Principal amount funded for any particular Loan shall be the amount specified in the applicable Deal Schedule and may vary from deal to deal.

C. Lender wishes to make one or more loans to Borrower on a deal-by-deal basis, with each individual loan documented under a separate Deal Schedule incorporated into and governed by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1. STRUCTURE; DEAL SCHEDULES

1.1 Deal-by-Deal Loans. This Agreement establishes the master terms governing any loan (each, a “Loan”) that Lender, in Lender’s sole discretion, may elect to make to Borrower under a written Deal Schedule executed by both Parties substantially in the form attached as Exhibit A. Each Deal Schedule, once executed, is incorporated into and forms a part of this Agreement.

1.2 No Obligation to Lend or Borrow. Nothing in this Agreement obligates Lender to fund any particular Loan or obligates Borrower to request or accept any Loan. Each Loan is a separate transaction, and the default of one Loan does not, by itself, constitute a default under any other Loan.

1.3 Conflict. If any term of a Deal Schedule conflicts with this Agreement, the Deal Schedule controls solely with respect to that Loan.

2. THE LOAN

2.1 Principal. Lender shall fund the principal amount specified in the applicable Deal Schedule (the “Principal”) by wire transfer to Borrower or, at Borrower’s direction, directly to the seller of the Boat or to Borrower’s floorplan lender.

2.2 Use of Proceeds. Borrower shall use the Principal solely to fund the equity (down payment) portion of the purchase price of the specific boat identified in the Deal Schedule (the “Boat”).

2.3 Interest. The Principal shall accrue simple interest at the rate of fifteen percent (15%) per annum, calculated on the basis of a 365-day year for the actual number of days elapsed (“Interest”). Interest accrues from the date the Principal is funded until the date the Principal and all accrued Interest are paid in full.

2.4 Maturity. The Principal and all accrued and unpaid Interest are due and payable in full on the earlier of: (a) the date that is one hundred eighty (180) days after the Principal is funded (the “Initial Maturity Date”); or (b) the closing date of the sale of the Boat to a third party.

2.5 Borrower’s Extension Option. Borrower may, at Borrower’s sole option and upon written notice to Lender delivered on or before the Initial Maturity Date, extend the Initial Maturity Date by one additional ninety (90) day period (the “Extension Period”). As consideration for the Extension Period, an additional amount equal to two percent (2%) of the Principal (the “Extension Premium”) shall be added to the outstanding balance and characterized as additional interest. The Extension Premium accrues upon Borrower’s delivery of the extension notice and is due and payable, together with the Principal and all accrued Interest, on the extended maturity date.

2.6 Payment. All amounts due hereunder shall be paid in U.S. dollars by wire transfer or ACH to an account designated in writing by Lender. Payments shall be applied first to accrued Interest and any Default Interest, then to the Origination Fee and the Extension Premium (if any), then to the Profit Participation, and then to Principal.

2.7 Prepayment. Borrower may prepay all or any portion of any Loan at any time without penalty. Interest accrues only through the date of prepayment.

2.8 Origination Fee. In consideration of Lender making each Loan, Borrower shall pay Lender an origination fee equal to one percent (1%) of the Principal of such Loan (the “Origination Fee”). The Origination Fee is fully earned by Lender upon funding of the Principal, is non-refundable, and is due and payable, together with the Principal and all accrued Interest, on the Initial Maturity Date (or, if the Extension Option is exercised, the extended maturity date), or, if earlier, the date the Loan is repaid in full.

2.9 Business Days. “Business Day” means any day other than a Saturday, Sunday, or a day on which commercial banks in the State of North Carolina are authorized or required by law to close. Whenever any payment is due, or any other obligation is required to be performed, under this Agreement or any Deal Schedule on a day that is not a Business Day, such payment or performance shall instead be due on the next succeeding Business Day, and such extension of time shall be included in the computation of Interest and any other amounts payable.

3. PROFIT PARTICIPATION

3.1 Profit Participation. In addition to repayment of Principal and Interest, Borrower shall pay Lender, with respect to each Loan, a profit participation equal to five percent (5%) of the Gross Profit, if any, realized by Borrower on the sale of the Boat (the “Profit Participation”). The Profit Participation is in addition to, and not in lieu of, the Interest and the Origination Fee.

3.2 Gross Profit Defined. For purposes of each Loan, “Gross Profit” means the amount, if any, by which (a) the gross sale price of the Boat received by Borrower from the third-party buyer exceeds (b) the sum of: (i) the Boat Purchase Price set forth in the applicable Deal Schedule; (ii) Borrower’s direct, documented selling costs for the Boat (including broker or sales commissions and any reconditioning, transportation, and closing costs directly attributable to the Boat); and (iii) Borrower’s direct, documented carrying costs for the Boat, including floorplan financing interest and fees, the Interest and Origination Fee under this Loan, dockage and storage, insurance, and other holding costs directly attributable to the Boat. Gross Profit is calculated without deduction for Borrower’s general overhead or indirect corporate expenses not attributable to the Boat. If the Gross Profit is zero or a negative amount, no Profit Participation is payable with respect to that Loan.

3.3 Payment. The Profit Participation, if any, is earned upon the closing of the sale of the Boat and is due and payable to Lender, together with the Principal and all accrued Interest, on the date the Loan is repaid. Borrower’s obligation to repay the Principal, accrued Interest, and the Origination Fee is absolute and is not contingent on the existence or amount of any Gross Profit or Profit Participation.

3.4 Statement; Verification. Concurrently with payment of the Profit Participation (or, if no Profit Participation is payable, concurrently with repayment of the Loan), Borrower shall deliver to Lender a reasonably detailed written statement showing the gross sale price of the Boat, the deductions taken in determining Gross Profit, and the resulting Profit Participation. Upon Lender’s reasonable written request made within ninety (90) days after delivery of such statement, Borrower shall make available to Lender, or Lender’s designated representative, the supporting records reasonably necessary to verify the calculation, subject to customary confidentiality obligations.

4. REPAYMENT GUARANTEE; SECURITY

4.1 Corporate Obligation. Each Loan is a full recourse obligation of Borrower. Borrower’s obligation to repay the Principal, accrued Interest, and any Extension Premium is not contingent on the sale of the Boat, the price at which the Boat is sold, or whether Borrower realizes a profit, loss, or breakeven outcome on the Boat.

4.2 Loss on Sale. If the Boat is sold for an amount that, after payment of the floorplan lender and transaction costs, is insufficient to repay the Principal and accrued Interest, Borrower shall remain fully liable for the deficiency and shall pay such amount from Borrower’s other funds.

4.3 Unsecured. Lender acknowledges that (a) Borrower’s floorplan lender holds a first-priority security interest in each Boat, and (b) the Loans are unsecured general obligations of Borrower. Lender has not been granted, and shall not assert, any lien, security interest, or other encumbrance on any Boat or any of Borrower’s assets.

4.4 Joint and Several Liability. Each Borrower is jointly and severally liable for all obligations under this Agreement and each Deal Schedule, including repayment of the Principal, accrued Interest, the Origination Fee, any Extension Premium, and the Profit Participation. Lender may enforce this Agreement against either Borrower, together or separately, without first proceeding against the other Borrower or against the Boat, and the obligations of each Borrower are independent of the obligations of the other. Each Borrower waives any requirement that Lender exhaust its remedies against the other Borrower, the Boat, or any other collateral before enforcing this Agreement against it.

5. INSURANCE

5.1 Coverage. Borrower shall, at its sole expense, maintain hull, liability, and physical damage insurance on each Boat in commercially reasonable amounts and on commercially reasonable terms, at all times from the date of acquisition until the date of sale.

5.2 Proof. Upon Lender’s reasonable written request (not more than once per Loan), Borrower shall provide Lender with a certificate of insurance evidencing the coverage required by this Section.

5.3 Casualty. In the event of a total loss of the Boat, Borrower shall apply insurance proceeds first to satisfy the floorplan lender and then to repay the Principal and accrued Interest. Borrower remains liable for any deficiency.

6. NATURE OF RELATIONSHIP

6.1 Lender, Not Partner. The relationship between Borrower and Lender is solely that of borrower and lender. This Agreement does not create, and shall not be construed to create, a partnership, joint venture, agency, fiduciary, employment, or other relationship of any kind between the Parties.

6.2 No Equity; No Control. Lender has no ownership interest in the Boat, or in any proceeds from the sale of the Boat. Lender has no right to participate in, or approve any decision relating to the acquisition, marketing, pricing, sale, or disposition of the Boat, or to the operation of Borrower’s business.

6.3 No Securities Representation. Each Party acknowledges that the Loans are intended to be ordinary commercial loans and not investment securities. If this Agreement or any Loan is nevertheless determined to constitute a security under applicable federal or state law, the Parties shall cooperate in good faith to make any filings or take any actions required to comply with such law, at Borrower’s expense.

7. REPRESENTATIONS AND WARRANTIES

7.1 Lender Representations. Lender represents and warrants to Borrower that: (a) Lender has the power and authority to enter into this Agreement; (b) Lender is making each Loan with Lender’s own funds and not on behalf of any other person; (c) Lender has had the opportunity to consult with independent legal, tax, and financial advisors of Lender’s choosing before entering into this Agreement and each Deal Schedule; (d) Lender is financially able to bear the risk of loss of the entire Principal; and (e) Lender is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933.

7.2 Borrower Representations. Each Borrower represents and warrants to Lender that: (a) such Borrower is duly organized, validly existing, and in good standing in its state of formation; (b) Borrower has full power and authority to enter into this Agreement and to perform its obligations hereunder; and (c) this Agreement, when executed, constitutes the legal, valid, and binding obligation of Borrower, enforceable in accordance with its terms.

8. DEFAULT AND REMEDIES

8.1 Events of Default. Each of the following constitutes an “Event of Default” with respect to a particular Loan: (a) Borrower fails to pay any amount when due under such Loan and such failure continues for ten (10) business days after written notice from Lender; (b) Borrower fails to maintain insurance on the Boat as required herein and such failure continues for ten (10) business days after written notice from Lender; or (c) Borrower commences a voluntary bankruptcy proceeding or has an involuntary bankruptcy proceeding commenced against it that is not dismissed within sixty (60) days.

8.2 Remedies. Upon an Event of Default, Lender may declare the affected Loan immediately due and payable and pursue any remedy available at law or in equity, subject to the limitations of this Agreement. Default Interest shall accrue on past-due amounts at the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law.

8.3 Cross-Default. A default under one Loan is not, by itself, a default under any other Loan unless the Parties so agree in writing.

9. MISCELLANEOUS

9.1 Governing Law. This Agreement is governed by the laws of the State of North Carolina, without regard to its conflict of laws principles.

9.2 Venue; Jury Waiver. Any action arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in New Hanover County, North Carolina, and each Party consents to personal jurisdiction and venue therein. EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY.

9.3 Notices. All notices must be in writing and sent by email (with confirmation of delivery) and by recognized overnight courier to the addresses specified by each Party in the applicable Deal Schedule.

9.4 Entire Agreement. This Agreement, together with all executed Deal Schedules, constitutes the entire agreement between the Parties regarding its subject matter and supersedes all prior or contemporaneous understandings, written or oral.

9.5 Amendment. This Agreement may be amended only by a written instrument signed by both Parties. A Deal Schedule may be amended by a written instrument signed by both Parties.

9.6 Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions remain in full force and effect.

9.7 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, including by electronic signature, each of which is deemed an original and all of which together constitute one instrument.

9.8 Assignment. Lender may not assign this Agreement or any Loan without Borrower’s prior written consent. Borrower may assign this Agreement to any successor entity in connection with a corporate reorganization.

9.9 Usury Savings. Notwithstanding anything to the contrary, in no event shall any interest, premium, or other charge under this Agreement exceed the maximum rate permitted by applicable law, and any excess shall be applied to reduce the Principal or refunded to Borrower.

SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

BORROWER:

NextBoat, INC

By:	/s/ Jason Ruegg
Name:	Jason Ruegg
Title:	President
Date:	6/22/2026

Off The Hook Yacht Sales NC, LLC

By:	/s/ Chad Corbin
Name:	Chad Corbin
Title:	CFO
Date:	6/22/2026

LENDER:

RLLT CAPITAL, LLC,
a North Carolina limited liability company

By:
Name:
Title:	Manager
Date:

EXHIBIT A

FORM OF DEAL SCHEDULE

This Deal Schedule No. 005-766 (this “Deal Schedule”), dated as of June 22, 2026, is entered into pursuant to and governed by the Master Loan Agreement dated as of June 22, 2026, between NextBoat, INC and Off The Hook Yacht Sales NC, LLC (collectively, the “Borrower”) and RLLT Capital, LLC (“Lender”) (the “Master Agreement”). Capitalized terms used but not defined herein have the meanings given in the Master Agreement.

Loan Terms

Deal Schedule Number:	005-766

Effective Date:	Monday, June 22, 2026

Boat — Year / Make / Model:	[Redacted]

Vessel Registration / Official No.:	[Redacted]

Boat Purchase Price:	[Redacted]

Floorplan Lender:	[Redacted]

Principal (Lender’s funding):	$ 2,000,000.00

Funding Date:	Monday, June 22, 2026

Interest Rate:	15.0% per annum, simple

Initial Maturity Date:	180 days after Funding Date: Saturday, December 19, 2026

Extension Option (Borrower):	Yes — 90 days, Extension Premium = 2% of Principal

Extended Maturity Date (if exercised):	270 days after Funding Date: Friday, March 19, 2027

Origination Fee:	1% of Principal; earned at funding, payable at maturity; see § 2.8 of Master Agreement

Profit Participation:	5% of Gross Profit on sale of the Boat; see § 3 of Master Agreement

Lender Wire Instructions:	[Wire instructions on file with Lender]

Borrower Notice Address / Email:	Legal@nextboat.com

Lender Notice Address / Email:	[Redacted]

This Deal Schedule is governed by, and incorporated into, the Master Agreement in all respects. In the event of any conflict between this Deal Schedule and the Master Agreement, this Deal Schedule controls solely with respect to the Loan documented herein.

BORROWER:

NextBoat, INC

By:	/s/ Jason Ruegg
Name:	Jason Ruegg
Title:	President

Off The Hook Yacht Sales NC, LLC

By:	/s/ Chad Corbin
Name:	Chad Corbin
Title:	CFO

LENDER:

RLLT CAPITAL, LLC,

a North Carolina limited liability company

By:
Name:	[Redacted]
Title:	Manager